  As filed with the Securities and Exchange Commission on January 2, 1997
                                             Registration Statement No. 33-61699
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                             ----------------------

                        Post-Effective Amendment No. 2-A
                                   on Form S-8
                                       to
                                    Form S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------
                                OGE Energy Corp.
               (Exact name of registrant as specified in charter)

   OKLAHOMA                          6719                     73-1481638
(State or other           (Primary Standard Industrial     (I.R.S. Employer
jurisdiction of           Classification Code Number)      Identification No.)
 incorporation
or organization)
                          ----------------------------
 101 North Robinson, P.O. Box 321, Oklahoma City, Oklahoma 73101 (405) 553-3000

          (Address, including zip code, and telephone number, including area code, of principal executive offices)

                           OGE Energy Corp. Employees'
                             Retirement Savings Plan
                              (Full title of plan)


      Steven E. Moore                                    Peter D. Clarke
    President and Chief                             Gardner, Carton & Douglas
     Executive Officer                                321 North Clark Street
      OGE Energy Corp.                                       Suite 3100
     101 North Robinson                              Chicago, Illinois  60610
        P.O. Box 321                                      (312) 245-8685
Oklahoma City, Oklahoma 73101
      (405) 553-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)


================================================================================

                                EXPLANATORY NOTE
                          (Not Part of the Prospectus)

     By Registration Statement No. 33-61699, OGE Energy Corp. (the "Registrant") registered under the Securities Act of 1933, as amended, 44,874,387 shares of its Common Stock, par value $.01 per share, for issuance pursuant to: (i) an Agreement and Plan of Share Acquisition between the Registrant and Oklahoma Gas and Electric Company ("OG&E"), whereby the outstanding shares of OG&E Common Stock would be exchanged (the "Exchange") on a share-for-share basis for shares of the Registrant's Common Stock and OG&E would become the subsidiary of the Registrant; (ii) the Automatic Dividend Reinvestment and Stock Purchase Plan of OG&E, which plan will be assumed by the Registrant following the effective date of the Exchange; and (iii) the Retirement Savings Plan (the "Retirement Savings Plan") of OG&E, which plan will be assumed by the Registrant and amended as of the Effective Date to require the issuance of the Registrant's Common Stock in lieu of OG&E's Common Stock.

     The Exchange was approved by OG&E's shareowners at a Special Meeting on November 16, 1995, and is expected to become effective on December 31, 1996 or as soon thereafter as all conditions prerequisite have been satisfied or waived. This Post-Effective Amendment No. 2-A pertains to 1,500,000 shares of the Registrant's Common Stock, and an indeterminate number of plan interests, that were registered by Registration Statement No. 33-61699 and that will be issued by the Registrant pursuant to the Retirement Savings Plan after the effective date.

     The Number "2" in the designation of this Post-Effective Amendment No. 2-A denotes that this Post-Effective Amendment relates only to shares of the Registrant's Common Stock to be issued or delivered pursuant to the Retirement Savings Plan, and the letter "A" in such designation denotes that this is the first Post-Effective Amendment to the Registration Statement filed with respect to such shares. This system of designation will continue to be used for any future Post-Effective Amendments to the Registration Statement which may be filed by the Registrant relating to the shares of the Registrant's Common Stock which may be issued or delivered under the Retirement Savings Plan, subject to the requirements of the Securities and Exchange Commission applicable from time to time.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents, as filed with the Securities and Exchange Commission, are incorporated herein by reference: (i) the report on Form 11-K for the year ended December 31, 1995, of the Oklahoma Gas and Electric Company Employees' Retirement Savings Plan (the "Plan"), (ii) the Annual Report on Form 10-K for the year ended December 31, 1995, of Oklahoma Gas and Electric Company ("OG&E"), (iii) OG&E's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, (iv) OG&E's Current Reports on Form 8-K dated May 17, 1996, June 3, 1996, October 16, 1996 and November 14, 1996 and (v) the description of the OG&E Energy Corp. (the "Registrant") Common Stock and Rights to Purchase Series A Preferred Stock contained in Exhibit 99.01 of the Registrant's Current Report on Form 8-K dated December 23, 1996. All documents filed by the Registrant or the Plan pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment, which indicates that all of the securities offered hereby have been sold or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     The Registrant's Common Stock is registered under Section 12 of the Exchange Act.

     The Registrant also has Rights to Purchase Series A Preferred Stock which are registered under Section 12 of the Exchange Act, and which automatically trade at this time with the Common Stock.

Item 5.  Interests of Named Experts and Counsel.

     The consolidated financial statements and schedules of OG&E included in the OG&E Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

     The financial statements of the Plan included in the Plan's Form 11-K Annual Report for the year ended December 31, 1995, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said report.

Item 6. Indemnification of Directors and Officers.

     Section 1031 of Title 18 of the Annotated Oklahoma Statutes provide that the Registrant may, and in some circumstances must, indemnify the directors and officers of the Registrant against liabilities and expenses incurred by any such person by reason of the fact that such person was serving in such capacity subject to certain limitations and conditions set forth in the statutes. Substantially similar provisions that require such indemnification are contained in the Registrant's Restated Certificate of Incorporation, which is filed as
Exhibit 4.01 to the Registrant's Post-Effective Amendment No. 1-A to Registration Statement No. 33-61699 and incorporated herein by this reference. The Registrant's Restated Certificate of Incorporation also contains provisions limiting the liability of the Registrant's directors in certain instances. The Registrant has an insurance policy covering its directors and officers against certain personal liability, which may include liabilities under the Securities Act of 1933, as amended.

Item 7.  Exemption from Registration Claimed.

     Not applicable

Item 8.  Exhibits.

     4.01 Copy of Employees' Retirement Savings Plan, as amended, of OGE Energy Corp.

     4.02 Copy of Trust Agreement Under Employees' Retirement Savings Plan, as amended, between OGE Energy Corp. and Fidelity Management Trust Company.

     4.03 Restated  Certificate of  Incorporation,  as amended (filed as Exhibit
          4.02  to  the  Registrant's   Post-Effective   Amendment  No.  1-A  to
          Registration Statement No. 33-61699 and incorporated herein by reference).

     4.04 Supplemental  Trust  Indenture,  dated  September  14,  1976 (filed as
          Exhibit 2.19 to Registration Statement No. 2-59887 and incorporated by reference herein).

     4.05 By-laws  (filed as  Exhibit  4.03 to the  Registrant's  Post-Effective
          Amendment  No.  1-A  to   Registration   Statement  No.  33-61699  and
          incorporated by reference herein).

     4.06 Rights Agreement dated August 7, 1995 between OGE Energy Corp. and Liberty Bank and Trust Company of Oklahoma City, N.A., as Rights Agent (filed as exhibit 4.01 to the Registrant's Registration Statement No. 33-61699 and incorporated herein by reference).

     5.01 The Registrant hereby undertakes that it: (i) will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and (ii) has made or will make all changes required by the IRS in order to qualify the Plan.

    23.01 Consent of expert.

    23.02 Consent of Individuals named to become Directors of OGE Energy Corp. (filed as exhibit 23.03 to the Registrant's Form S-4 Registration Statement No. 33-61699 and incorporated by reference herein).

Item 9.  Undertakings.

A.       INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

B.   SUBSEQUENT EXCHANGE ACT DOCUMENTS.

     The undersigned Registrant and Plan hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of the Plan's Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.   OTHER

     The undersigned Registrant and Plan hereby also undertake

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  Prospectus  any facts or events  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant or Plan pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

THE REGISTRANT
--------------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2-A on Form S-8 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, and State of Oklahoma on the 30th day of December, 1996.

                                       OGE ENERGY CORP.
                                         (Registrant)



                             By:      /s/Steven E. Moore
                               ----------------------------------
                                         Steven E. Moore
                              Chairman of the Board and President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2-A on Form S-8 to the Registration Statement on Form S-4 has been signed below by the following persons in the capacities and on the dates indicated.

     Signatures                     Title                           Date



/s/ Steven E. Moore
-------------------
Steven E. Moore       Chairman of the Board of Directors,     December 30, 1996
                      Principal Executive Officer and
                      Director; and


/s/ A.M. Strecker
-----------------
A.M. Strecker        Principal Financial and Accounting       December 30, 1996
                     Officer and Director

THE PLAN
--------

     The undersigned consist of all of the members of the Committee having the responsibility for the administration of the OGE Energy Corp. Employees' Retirement Savings Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan has duly caused this Post-Effective Amendment No. 2-A on Form S-8 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, and State of Oklahoma on the 30th day of December, 1996.

                                     OGE Energy Corp.
                                     Employees' Retirement Savings Plan


                                     By /s/ Irma B. Elliott
                                     ----------------------
                                            Irma B. Elliott
                                            Chairperson



                                     By /s/ Donald R. Rowlett
                                     ------------------------
                                            Donald R. Rowlett
                                            Member



                                     By /s/ Dale P. Hennessy
                                     -----------------------
                                            Dale P. Hennessy
                                            Member

                                INDEX TO EXHIBITS


   EXHIBIT NO.                     DESCRIPTION
   -----------                     -----------


     4.01 Copy of Employees' Retirement Savings Plan, as amended, of OGE Energy Corp.

     4.02 Copy of Trust Agreement Under Employees' Retirement Savings Plan, as amended, between OGE Energy Corp. and Fidelity Management Trust Company.

     4.03 Restated  Certificate of  Incorporation,  as amended (filed as Exhibit
          4.02  to  the  Registrant's   Post-Effective   Amendment  No.  1-A  to
          Registration Statement No. 33-61699 and incorporated herein by reference).

     4.04 Supplemental  Trust  Indenture,  dated  September  14,  1976 (filed as
          Exhibit 2.19 to Registration Statement No. 2-59887 and incorporated by reference herein).

     4.05 By-laws  (filed as  Exhibit  4.03 to the  Registrant's  Post-Effective
          Amendment  No.  1-A  to   Registration   Statement  No.  33-61699  and
          incorporated by reference herein).

     4.06 Rights Agreement dated August 7, 1995 between OGE Energy Corp. and Liberty Bank and Trust Company of Oklahoma City, N.A., as Rights Agent (filed as exhibit 4.01 to the Registrant's Registration Statement No. 33-61699 and incorporated herein by reference).

     5.01 The Registrant hereby undertakes that it: (i) will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and (ii) has made or will make all changes required by the IRS in order to qualify the Plan.

    23.01 Consent of expert.

    23.02 Consent of Individuals named to become Directors of OGE Energy Corp. (filed as exhibit 23.03 to the Registrant's Form S-4 Registration Statement No. 33-61699 and incorporated by reference herein).